Exhibit 99.1

Astrana Health, Inc. Reports Second Quarter 2026 Results

Company to Host Conference Call on Thursday, August 6, 2026, at 2:30 p.m. PT/5:30 p.m. ET

•	Reports revenue of $972.5 million, up 49% year-over-year, net income of $18.5 million, up 81% year-over-year, and adjusted EBITDA(1) of $68.9 million, up 43% year-over-year for the three months ended June 30, 2026

•	Reports net cash provided by operating activities of $100.8 million and free cash flow(2) of $92.9 million for the six months ended June 30, 2026

ALHAMBRA, Calif., August 6, 2026 /PRNewswire/ -- Astrana Health, Inc. (“Astrana,” and together with its subsidiaries and affiliated entities, the “Company”) (NASDAQ: ASTH), a physician-centric, technology-enabled healthcare company empowering providers to deliver accessible, high-quality, and high-value care to all, today announced its consolidated financial results for the second quarter ended June 30, 2026.

“Our second quarter results reflect the strength of Astrana’s physician-centric, AI-native healthcare operating system and the disciplined execution of our team,” said Brandon Sim, President and Chief Executive Officer of Astrana Health. “We continue to see accelerating demand from both providers and payers for our platform, driving strong growth, record-high adjusted diluted EPS, and robust free cash flow generation. Our performance gives us the confidence to raise our adjusted EBITDA guidance for 2026 even as we reinvest a substantial portion of our first-half outperformance into attractive growth opportunities that we believe will further strengthen our earnings power over time.”

Financial Highlights for Second Quarter Ended June 30, 2026:

All comparisons are to the three months ended June 30, 2025 unless otherwise stated.

•	Total revenue of $972.5 million, up 49% from $654.8 million

•	Care Partners revenue of $932.8 million, up 48% from $631.4 million

•	Net income attributable to Astrana of $19.7 million, up 109% from $9.4 million

•	Earnings per share (“EPS”) - diluted of $0.40, up 111% from $0.19

•	Adjusted EBITDA(1) of $68.9 million, up 43% from $48.1 million

•	Adjusted EPS - diluted(3) of $0.80, up 45% from $0.55

Financial Highlights for Six Months Ended June 30, 2026:

All comparisons are to the six months ended June 30, 2025 unless otherwise stated.

•	Total revenue of $1,937.6 million, up 52% from $1,275.2 million

•	Care Partners revenue of $1,842.5 million, up 50% from $1,232.4 million

•	Net income attributable to Astrana of $34.2 million, up 112% from $16.1 million

•	EPS - diluted of $0.69, up 109% from $0.33

•	Adjusted EBITDA(1) of $135.2 million, up 60% from $84.5 million

•	Adjusted EPS - diluted(3) of $1.54, up 59% from $0.97

•	Net cash provided by operating activities of $100.8 million

•	Free cash flow(2) of $92.9 million

(1)	See “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin” and “Use of Non-GAAP Financial Measures” below for additional information.

(2)	See reconciliation provided with the condensed consolidated statements of cash flow and “Use of Non-GAAP Financial Measures” below for additional information.

(3)	See “Reconciliation of Net Income to Adjusted Net Income Attributable to Astrana and Adjusted EPS - Diluted” and “Use of Non-GAAP Financial Measures” below for additional information.

Recent Operating Highlights

•	Daniel Rothman joined as President of Physician Enterprise and Vishal Gupta joined as Senior Vice President of Enterprise Transformation, further strengthening the executive leadership team as the Company continues to scale its physician-centric, AI-native operating platform for value-based care.

•	Astrana’s affiliated Accountable Care Organizations (“ACOs”) generated $120.4 million in gross shared savings for the 2024 performance year, and Astrana Care Partners ACO ranked seventh nationwide in net shared savings per beneficiary in its first performance year.

•	Astrana continued to expand its Medicare Advantage footprint, including new agreements in Hawaii and Texas. The Texas agreement added approximately 3,000 new Medicare Advantage professional-risk lives.

Segment Results for three months ended June 30, 2026:

All comparisons are to the three months ended June 30, 2025 unless otherwise stated.

	Three Months Ended June 30, 2026
(in thousands)	Care Partners	Care Delivery	Care Enablement		Intersegment Elimination	Corporate Costs	Consolidated Total
Total revenues	$932,836	$74,696	$85,598		$(120,610)	$—	$972,520
% change vs. prior year quarter	48%	95%	109%

Cost of services	805,469	61,923	51,665		(50,559)	—	868,498
General and administrative expenses	72,133	14,552	16,158		(70,091)	21,398	54,150
Depreciation and amortization	12,362	1,188	1,378		—	622	15,550
Total expenses	889,964	77,663	69,201		(120,650)	22,020	938,198

Income (loss) from operations	$42,872	$(2,967)	$16,397		$40 (1)	$(22,020)	$34,322
% change vs. prior year quarter	(14)%	(238)%		*

* Percentage change of over 500%.

(1)	Income from operations for the intersegment elimination represents sublease income between segments. Sublease income is presented within other income, which is not presented in the table.

2026 Guidance:

Based on the Company’s existing business, current view of existing market conditions, and assumptions, Astrana is providing the following guidance for total revenue and Adjusted EBITDA for the three months ending September 30, 2026, updating Adjusted EBITDA guidance for the year ending December 31, 2026, and reaffirming revenue and free cash flow guidance for the year ending December 31, 2026.

	Three Months Ending September 30, 2026		Year Ending December 31, 2026
	Guidance Range		Guidance Range
($ in millions)	Low	High	Low	High
Total revenue	$1,000	$1,030	$3,800	$4,100
Adjusted EBITDA	$72.5	$77.5	$255	$280
Free cash flow			$105	$132.5

See “Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA,” “Guidance Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow,” and “Use of Non-GAAP Financial Measures” below for additional information. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. See “Forward-Looking Statements” below for additional information.

Conference Call and Webcast Information:

Astrana will host a conference call at 2:30 p.m. PT/5:30 p.m. ET today (Thursday, August 6, 2026), during which management will discuss the results of the second quarter ended June 30, 2026. To participate in the conference call, please use the following dial-in numbers about 5 minutes prior to the scheduled conference call time:

U.S. & Canada (Toll-Free):	+1 (877) 858-9810

International (Toll):	+1 (201) 689-8517

The conference call can also be accessed via webcast at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=w7Ip0KQB

An accompanying slide presentation will be available in PDF format on the “IR Calendar” page of the Company’s website (https://ir.astranahealth.com/news-events/ir-calendar) after issuance of the earnings release and will be furnished as an exhibit to Astrana’s current report on Form 8-K to be filed with the SEC, accessible at www.sec.gov.

Those who are unable to attend the live conference call may access the recording at the above webcast link, which will be made available shortly after the conclusion of the call.

Note About Consolidated Entities

The Company consolidates entities in which it has a controlling financial interest. The Company consolidates subsidiaries in which it holds, directly or indirectly, more than 50% of the voting rights, and variable interest entities (“VIEs”) in which the Company is the primary beneficiary. Non-controlling interests represent third party equity ownership interests in the Company’s consolidated entities (including certain VIEs). The amount of net income or loss attributable to non-controlling interests is disclosed in the Company’s consolidated statements of income.

About Astrana Health, Inc.

Astrana Health is a physician-centric, AI-powered healthcare company committed to delivering high-quality, patient-centered care. Built from the physician's perspective, Astrana combines its scalable care delivery infrastructure, proprietary technology platform, and aligned provider networks to enable proactive, preventive care at scale - improving patient outcomes, enhancing patient experiences, supporting provider well-being, and driving greater value across the healthcare system.

Today, Astrana supports more than 20,000 providers and approximately 1.5 million patients in value-based care arrangements through its affiliated provider networks, management services organization, and integrated care delivery clinics spanning primary, specialty, and ancillary care. Together, Astrana is building the healthcare system we all deserve - one that delivers better care, better experiences, and better outcomes for all. For more information, visit www.astranahealth.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company’s guidance for the quarter ending September 30, 2026 and the year ending December 31, 2026, ability to meet operational goals, ability to meet expectations in deployment of care coordination and management capabilities, ability to decrease cost of care while improving quality and outcomes, ability to deliver sustainable revenue and EBITDA growth as well as long-term value, ability to respond to the changing environment, statements about the Company's liquidity, and successful completion and implementation of strategic growth plans, acquisition strategy, and merger integration efforts, as well as statements regarding the material weakness in internal control over financial reporting and the Company’s ability to remediate such material weakness in a timely manner. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company’s management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company’s reports to the SEC, including, without limitation the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent quarterly reports on Form 10-Q. Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

FOR MORE INFORMATION, PLEASE CONTACT:

Investor Relations
investors@astranahealth.com

ASTRANA HEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	June 30, 2026	December 31, 2025
	(Unaudited)
Assets

Current assets
Cash and cash equivalents	$400,792	$429,474
Receivables, net (including amounts from related parties)	465,080	374,465
Income taxes receivable	—	1,799
Other receivables	24,113	26,385
Prepaid expenses and other current assets	25,857	26,264
Loans receivable	3,318	4,926

Total current assets	919,160	863,313

Non-current assets
Property and equipment, net	62,567	57,332
Intangible assets, net	243,312	270,968
Goodwill	886,995	865,305
Income taxes receivable, net of current portion	26,220	26,220
Loans receivable, net of current portion	49,273	48,724
Investments in other entities – equity method	27,805	25,637
Operating lease right-of-use assets	39,194	35,738
Other assets	27,554	25,424

Total non-current assets	1,362,920	1,355,348

Total assets (1)	$2,282,080	$2,218,661

Liabilities, Mezzanine Deficit, and Stockholders’ Equity

Current liabilities
Accounts payable and accrued expenses	$245,860	$195,912
Fiduciary accounts payable	3,771	3,524
Income taxes payable	2,082	—
Medical liabilities	415,765	335,705
Operating lease liabilities	8,938	7,809
Current portion of long-term debt	53,848	47,865
Other liabilities	17,375	24,458

Total current liabilities	747,639	615,273

Non-current liabilities
Deferred tax liability	8,795	5,491
Operating lease liabilities, net of current portion	33,975	31,552
Long-term debt, net of current portion and deferred financing costs	882,650	990,904
Other long-term liabilities	10,442	17,107

Total non-current liabilities	935,862	1,045,054

Total liabilities (1)	1,683,501	1,660,327

Mezzanine deficit
Non-controlling interest in Allied Physicians of California, a Professional Medical Corporation (“APC”)	(242,261)	(234,962)

Stockholders’ equity
Preferred stock, $0.001 par value per share; 5,000,000 shares authorized; and zero shares issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value per share; 100,000,000 shares authorized, 49,226,943 and 48,885,358 shares issued and outstanding, excluding 10,695,758 and 10,571,011 treasury shares, as of June 30, 2026 and December 31, 2025, respectively	49	49
Additional paid-in capital	487,820	470,863
Retained earnings	342,355	308,379
Total stockholders’ equity	830,224	779,291

Non-controlling interests	10,616	14,005

Total equity	840,840	793,296

Total liabilities, mezzanine deficit, and stockholders’ equity	$2,282,080	$2,218,661

(1)	The Company’s condensed consolidated balance sheets include the assets and liabilities of its consolidated VIEs. The condensed consolidated balance sheets include (a) total assets of $1,268.9 million and $1,276.5 million as of June 30, 2026 and December 31, 2025, respectively, that can be used only to settle obligations of the Company’s consolidated VIEs and (b) total liabilities of the consolidated VIEs of $366.9 million and $376.0 million as of June 30, 2026 and December 31, 2025, respectively, for which creditors do not have recourse to the general credit of the Company, the VIE’s primary beneficiary. These VIE balances do not include $284.6 million of investment in affiliates and $25.1 million of amount due from affiliates as of June 30, 2026 and $152.2 million of investment in affiliates and $58.3 million of amount due from affiliates as of December 31, 2025, as these are eliminated upon consolidation and not presented within the condensed consolidated balance sheets.

ASTRANA HEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue
Capitation and other revenue, net	$972,520	$654,808	$1,937,620	$1,275,196

Operating expenses
Cost of services, excluding depreciation and amortization	868,498	576,839	1,727,855	1,125,900
General and administrative expenses	54,150	50,725	115,888	94,623
Depreciation and amortization	15,550	6,904	31,028	13,752

Total expenses	938,198	634,468	1,874,771	1,234,275

Income from operations	34,322	20,340	62,849	40,921

Other (expense) income
Income (loss) from equity method investments	548	381	2,268	(486)
Interest expense	(15,997)	(7,382)	(32,098)	(14,690)
Interest income	5,907	2,336	9,723	4,647
Unrealized gain (loss) on investments	4,732	14	5,816	(30)
Other (loss) income	(2,302)	1,136	(1,640)	(3,934)

Total other expense, net	(7,112)	(3,515)	(15,931)	(14,493)

Income before provision for income taxes	27,210	16,825	46,918	26,428

Provision for income taxes	8,758	6,609	15,335	9,991

Net income	18,452	10,216	31,583	16,437

Net (loss) income attributable to non-controlling interests	(1,287)	793	(2,592)	322

Net income attributable to Astrana Health, Inc.	$19,739	$9,423	$34,175	$16,115

Earnings per share – basic	$0.40	$0.19	$0.70	$0.33

Earnings per share – diluted	$0.40	$0.19	$0.69	$0.33

Weighted average shares of common stock outstanding – basic	49,115,835	49,187,885	48,986,953	48,831,265

Weighted average shares of common stock outstanding – diluted	49,778,028	49,470,677	49,418,278	49,162,653

Revenue consisted of the following (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Capitation, net	$905,804	$614,108	$1,798,712	$1,198,071
Risk pool settlements and incentives	21,816	15,402	34,302	29,893
Management fee income	13,211	2,577	28,896	4,887
Fee-for-service, net	22,982	17,878	60,813	32,769
Other revenue	8,707	4,843	14,897	9,576

Capitation and other revenue, net	$972,520	$654,808	$1,937,620	$1,275,196

ASTRANA HEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities
Net income	$31,583	$16,437
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,028	13,752
Amortization of debt issuance cost	2,280	1,740
Share-based compensation	21,682	19,519
Non-cash lease expense	4,131	2,559
Deferred tax	2,734	(1,961)
Change in fair value of contingent consideration liabilities	(4,820)	3,351
Other	(6,735)	560
Changes in operating assets and liabilities, net of business combinations	18,921	51,571
Net cash provided by operating activities	100,804	107,528

Cash flows from investing activities
Payments for business and assets acquisition, net of cash acquired	(3,739)	—
Purchases of property and equipment	(7,878)	(4,490)
Other	2,545	1,019
Net cash used in investing activities	(9,072)	(3,471)

Cash flows from financing activities
Dividends paid	(199)	(6,233)
Borrowings on debt	—	412,000
Repayment of debt	(103,933)	(431,357)
Deferred financing cost	—	(17,241)
Payment of contingent liabilities	(2,864)	(3,631)
Taxes paid from net share settlement of restricted stock	(3,834)	(5,053)
Repurchase of treasury shares	(4,364)	(1,316)
Other	(4,840)	23
Net cash used in financing activities	(120,034)	(52,808)

Net (decrease) increase in cash, cash equivalents, and restricted cash	(28,302)	51,249

Cash, cash equivalents, and restricted cash, beginning of period	434,045	289,101

Cash, cash equivalents, and restricted cash, end of period	$405,743	$340,350

Supplemental disclosures of cash flow information
Cash paid for income taxes	(1)	$4,728
Cash paid for interest	$29,348	$13,535

Supplemental disclosures of non-cash investing and financing activities
Right-of-use assets obtained in exchange for operating lease liabilities	$2,795	$7,110
Dividend paid in the form of common stock	$—	$21,935

(1)	Following the adoption of ASC 2023-09 "Income Taxes (Topics 740): Improvements to Income Tax Disclosures", cash paid for income taxes is presented net of tax refunds, for the quarterly period ended June 30, 2026, under Item 1 of the Company’s Quarterly Report on Form 10-Q.

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the condensed consolidated balance sheets that sum to the total amounts of cash, cash equivalents, and restricted cash shown in the condensed consolidated statements of cash flows (in thousands):

	June 30, 2026	December 31, 2025	June 30, 2025
Cash and cash equivalents	$400,792	$429,474	$339,703
Restricted cash (1)	4,951	4,571	647
Total cash, cash equivalents, and restricted cash, end of period shown in the statement of cash flows	$405,743	$434,045	$340,350

(1)	Restricted cash is included in other assets on the condensed consolidated balance sheets.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Six Months Ended June 30,
(in thousands)	2026	2025
Net cash provided by operating activities	$100,804	$107,528
Purchases of property and equipment	(7,878)	(4,490)
Free cash flow	$92,926	$103,038

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Set forth below are reconciliations of Net Income to EBITDA and Adjusted EBITDA, as well as the reconciliations to Adjusted EBITDA margin for the three and six months ended June 30, 2026 and 2025. The Company defines Adjusted EBITDA margin as Adjusted EBITDA over total revenue.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Net income	$18,452	$10,216	$31,583	$16,437
Interest expense	15,997	7,382	32,098	14,690
Interest income	(5,907)	(2,336)	(9,723)	(4,647)
Provision for income taxes	8,758	6,609	15,335	9,991
Depreciation and amortization	15,550	6,904	31,028	13,752
EBITDA	52,850	28,775	100,321	50,223

(Income) loss from equity method investments	(548)	(381)	(2,268)	486
Other, net	4,800 (1)	7,998 (2)	15,450 (3)	14,257 (4)
Stock-based compensation	11,787	11,709	21,682	19,519
Adjusted EBITDA	$68,889	$48,101	$135,185	$84,485

Total revenue	$972,520	$654,808	$1,937,620	$1,275,196

Adjusted EBITDA margin	7%	7%	7%	7%

(1)	Other, net, for the three months ended June 30, 2026, relates to post-acquisition integration costs, non-cash update to the fair value of an equity purchase financing obligation, accruals for non-routine legal matters, and severance.

(2)	Other, net, for the three months ended June 30, 2025, relates to transaction and other costs related to our acquisitions including Prospect, non-cash changes in the fair value of our call option and collar agreement, and severance.

(3)	Other, net, for the six months ended June 30, 2026 relates to an allowance on receivables that the Company plans to recover from the payer, post-acquisition integration costs, non-cash update to the fair value of an equity purchase financing obligation, accruals for non-routine legal matters, and severance.

(4)	Other, net, for the six months ended June 30, 2025 relates to debt issuance costs expensed in connection with our Second Amended and Restated Credit Facility, transaction and other costs related to our acquisitions including Prospect, non-cash changes in the fair values of our call option and collar agreement, and severance.

Reconciliation of Net Income to Adjusted Net Income Attributable to Astrana and Adjusted EPS - Diluted

Set forth below are reconciliations of net income to adjusted net income attributable to Astrana as well as the reconciliation to adjusted EPS - diluted for the three and six months ended June 30, 2026 and 2025.

	Three Months Ended June 30,				Six Months Ended June 30,
(in thousands, except for share and per share data)	2026		2025		2026		2025
Net income	$18,452		$10,216		$31,583		$16,437
(Income) loss from equity method investments	(548)		(381)		(2,268)		486
Other, net (1)	4,800		7,998		15,450		14,257
Stock-based compensation	11,787		11,709		21,682		19,519
Amortization of intangible assets attributable to acquisitions	13,806		6,179		27,656		12,442
Tax adjustments	(5,965	)(2)	(4,637	)(3)	(13,490	)(2)	(9,238	)(3)
Adjusted net income attributable to non-controlling interests	(2,561	)(4)	(3,715	)(5)	(4,489	)(4)	(6,032	)(5)
Adjusted net income attributable to Astrana Health, Inc.	$39,771		$27,369		$76,124		$47,871

Weighted average shares of common stock outstanding – diluted	49,778,028		49,470,677		49,418,278		49,162,653

Adjusted earnings per share - diluted	$0.80		$0.55		$1.54		$0.97

(1)	The components of other, net, as set forth in the table above, are described in the footnotes to the table under “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin”. Please see the footnotes to such table for additional information.

(2)	Tax adjustments for the three and six months ended June 30, 2026, includes the tax effect for, at a 27.4% statutory blended tax rate, the adjustments made to net income of $8.2 million and $17.0 million, respectively, partially offset by 162(m) impact of $2.2 million and $3.5 million, respectively.

(3)	Tax adjustments for the three and six months ended June 30, 2025, includes the tax effect for, at a 27.1% statutory blended tax rate, the adjustments made to net income of $6.9 million and $12.7 million, respectively, partially offset by 162(m) impact of $2.3 million and $3.4 million, respectively.

(4)	Includes net loss attributable to non-controlling interests ("NCI") of $1.3 million and $2.6 million, respectively, offset by adjustments attributable to NCI of $3.8 million and $7.1 million, respectively, for the three and six months ended June 30, 2026.

(5)	Includes net income attributable to NCI of $0.8 million and $0.3 million, respectively, as well as adjustments attributable to NCI of $2.9 million and $5.7 million, respectively, for the three and six months ended June 30, 2025.

Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Year Ending December 31, 2026
	Guidance Range
(in thousands)	Low	High
Net income	$59,000	$74,000
Interest expense	49,000	53,000
Provision for income taxes	38,000	44,000
Depreciation and amortization	65,000	65,000
EBITDA	211,000	236,000

Income from equity method investments	(4,000)	(4,000)
Other, net	9,000	9,000
Stock-based compensation	39,000	39,000
Adjusted EBITDA	$255,000	$280,000

The Company has not provided a quantitative reconciliation of EBITDA and Adjusted EBITDA for the three months ending September 30, 2026 to the most comparable GAAP measure on a forward-looking basis within this press release because the Company is unable, without unreasonable efforts, to provide reconciling information with respect to certain line items that cannot be calculated for the three month period. These items, which could materially affect the computation of forward-looking GAAP net income, are inherently uncertain and depend on various factors, some of which are outside of the Company’s control.

Guidance Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Year Ending December 31, 2026
	Guidance Range
(in thousands)	Low	High
Net cash provided by operating activities	$125,000	$145,000
Cash used in purchases of property and equipment	(20,000)	(12,500)
Free cash flow	$105,000	$132,500

Use of Non-GAAP Financial Measures

This press release contains the non-GAAP financial measures EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, adjusted net income attributable to Astrana, and adjusted EPS – diluted, of which the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”) is net income. This press release also contains the non-GAAP financial measure free cash flow, of which the most directly comparable financial measure presented in accordance with U.S. GAAP is net cash provided by operating activities. These measures are not in accordance with, or alternatives to, GAAP, and may be calculated differently from similar non-GAAP financial measures used by other companies. We use Adjusted EBITDA, Adjusted EBITDA margin, adjusted EPS – diluted, and free cash flow as supplemental performance measures of our operations, for financial and operational decision-making, and as supplemental means of evaluating period-to-period comparisons on a consistent basis and, for free cash flow, to reflect the cash flow trends in our business. Adjusted EBITDA is calculated as earnings before interest expense, interest income, income taxes, depreciation, and amortization, excluding income or loss from equity method investments, non-recurring and non-cash transactions, and stock-based compensation. We define Adjusted EBITDA margin as Adjusted EBITDA over total revenue. Adjusted net income attributable to Astrana is calculated as net income, excluding income or loss from equity method investments, non-recurring and non-cash transactions, stock-based compensation, amortization of intangible assets attributable to acquisitions, certain tax adjustments, and amounts related to net income or loss attributable to non-controlling interests. We define adjusted EPS – diluted as adjusted net income attributable to Astrana over weighted average shares of common stock outstanding – diluted. We define free cash flow as net cash provided by operating activities minus cash used in purchases of property and equipment.

We believe the presentation of these non-GAAP financial measures provides investors with relevant and useful information, as it allows investors to evaluate the operating performance of the business activities without having to account for differences recognized because of non-core or non-recurring financial information. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of our ongoing operating performance. In addition, these non-GAAP financial measures are among those indicators we use as a basis for evaluating operational performance, allocating resources, and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation, or as a substitute for, GAAP financial measures. Other companies may calculate EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, adjusted net income attributable to Astrana, adjusted EPS – diluted, and free cash flow differently, limiting the usefulness of these measures for comparative purposes. To the extent this press release contains historical or future non-GAAP financial measures, we have provided corresponding GAAP financial measures for comparative purposes. The reconciliations between certain GAAP and non-GAAP measures are provided above.